December 13, 1996

[Name of Class B Stockholder]
[Address]
[City, State/Province Zip/Postal Code]

         Re:      Request to Convert Class B Common Stock
                  ---------------------------------------

Dear [Recipient]:

As a Class B Common Stockholder, you have been aware that the Company's publicly traded Class A Common Stock has suffered a significant decrease in value. The Board of Directors believes that by converting the Class B Common Stock into publicly traded shares of Class A Common Stock, and thereby eliminating the supervoting rights attendant to the Class B, that the Company should have an increased opportunity to broaden the attractiveness and exposure of the Company in the investment community. In order to accomplish this important goal, the Company is requesting the Class B Common Stockholders to voluntarily convert their outstanding shares of the Class B Common Stock into an equal number of Class A. Members of the Board of Directors who in the aggregate own, or control, 90.7% of the outstanding shares of Class B Common Stock have indicated their intention to convert their shares (and cause the conversion of their controlled shares) as part of this request.

As of December 11, 1996, there were 1,196,275 shares of Class B Common Stock outstanding, 1,287,137 shares of Class A Common Stock and 444,444 shares of Series A Preferred Stock. These Class B shares represented 5,981,375 of the total 7,712,956 (or 77.6%) votes eligible to be cast by stockholders. Members of the Board of Directors own, or control, 1,085,046 (or 90.7%) of the outstanding Class B Common Stock, representing 70.3% of the total votes eligible to be cast by stockholders. If all of the Class B Common Stock is converted pursuant to this request, members of the Board of Directors would own or control 40.2% of the total votes eligible to be cast by stockholders. Accordingly, by converting the Class B Common Stock, voting control of the Company will be shifted from the Board of Directors to the shareholders as a whole.

In accordance with the enclosed instructions, the Company requests each Class B Common Stockholder to voluntary convert his or her holdings by signing the attached notice of election to convert and returning it, together with such holder's Class B Common Stock certificates to the undersigned care of the Company. Any rights or restrictions presently existing regarding your Class B Common Stock will remain in place for the shares of Class A Common Stock received by you upon conversion. Accordingly, any shares of Class B Common Stock subject to the Stock Restriction Agreement will remain subject to the Stock Restriction Agreement upon conversion into Class A Common Stock. Therefore, each Class B holder will receive two Class A certificates, one representing shares eligible for resale and one representing shares subject to the Stock Restriction Agreement. Unless a Stockholder advises the Company otherwise, all certificates will be mailed to the Stockholder at his or her address set forth above.

Stockholders will have until January 15, 1997 to return their signed notice of election to convert. Until said date, holders who have submitted their notice of election and shares may withdraw them by written notice received by the Company on or prior to said date. As provided in the notice of election to convert, if at least 98% of the outstanding shares of Class B Common Stock have elected to be converted, the Company will complete the conversions pursuant to the Company Request. If less than 98% of the shares elect to be converted pursuant to the Company Request, then the Company will return the Class B Common Stock certificates submitted by a stockholder to each such stockholder. If the Class B Common Stock is returned because of the failure to obtain such 98% election, the stockholders retain the right to thereafter elect to convert their shares of Class B Common Stock.

Please feel free to call Paul C. Desjourdy at (508) 443-0165, if you have any questions or concerns regarding the above. Thank you for your time and consideration.

Sincerely,




Paul C. Desjourdy
Executive Vice President/CFO

Enclosure:  Schedule 13E-4, with the 1995 Form 10-KSB and the latest Form 10-QSB
            Instructions to Complete Conversion
            Notice of Election to Convert Form
            Lost Stock Certificate Affidavit and Indemnity Agreement
            Press Release regarding 510(k) Withdrawal dated December 10, 1996 Press Release regarding the Company Request dated December 13, 1996

                                  INSTRUCTIONS
                                       TO
                               COMPLETE CONVERSION



1. Read the Schedule 13E-4 enclosed regarding the Company's request for conversion.

2.    Sign the Notice of Election to Convert Form.

3. Locate your Class B Common Stock Certificate(s). Your stock certificate number(s) are ___________. If you can not find your stock certificate(s), then complete the Lost Stock Certificate Affidavit and Indemnity Agreement enclosed.

4. Return to Symbollon in the envelope provided (1) the signed Notice of Election to Convert Form, (2) your Class B Common Stock Certificate(s), and
     (3) if applicable, the signed Lost Stock Certificate Affidavit and Indemnity Agreement.


                 YOUR PROMPT ATTENTION TO THIS MATTER IS GREATLY
                 APPRECIATED. THE COMPANY REQUEST FOR CONVERSION
                        WILL EXPIRE ON JANUARY 15, 1997.

If the 98% condition is satisfied, promptly after the expiration of the Company request period, Symbollon will send to you new Class A Common Stock certificates replacing your Class B Common Stock certificates. If the 98% condition is not satisfied, Symbollon will return your Class B Common Stock certificates promptly after the expiration date.

If you have any questions or concerns regarding this matter, please contract Paul C. Desjourdy at (508) 443-0165.

                          NOTICE OF ELECTION TO CONVERT
                 CLASS B COMMON STOCK INTO CLASS A COMMON STOCK


         The undersigned does hereby elect to convert the below indicated shares of Class B Common Stock of Symbollon Corporation into an equal number of shares of Class A Common Stock of Symbollon Corporation, provided that this election will be of no further force and effect if, on or prior to January 15, 1997, less than 98% of the outstanding shares of Class B Common Stock shall have duly submitted notices of election to convert. I understand that any transfer, forfeiture and other restriction affecting any Class B Common Stock will remain applicable to the Class A Common Stock received upon conversion.

                  SYMBOLLON CORPORATION
                  CLASS B COMMON STOCK CERTIFICATE(S) NOS: _____________ REPRESENTING COLLECTIVELY _______________ SHARES

         The undersigned further understands that such election may be revoked any time before January 15, 1997 by notifying the Company in writing prior to such date. On January 15, 1997, so long as this Consent has not been revoked, the Company will process the conversion of the undersigned's shares of Class B Common Stock into shares of Class A Common Stock provided at least 98% of all of the outstanding shares of Class B Common Stock have at that time elected such conversion. If less than 98% of the outstanding shares of Class B Common Stock shall have agreed to the transfer by the above mentioned date, the Company will return to you your Class B Common Stock certificates.

         Subject to satisfaction of the above mentioned 98% conversion, the undersigned hereby assigns to Symbollon Corporation, and constitutes and appoints Paul C. Desjourdy attorney to transfer on the books of Symbollon Corporation, the above indicated stock with full power of substitution in the premises.

                             [Enter Social Security or Taxpayer Identification
                              Number: ______________________________]

                              IMPORTANT: The signature to this Consent must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration.



                              -----------------------------------------



                              -----------------------------------------



                              Date: ___________________________________

            LOST STOCK CERTIFICATE AFFIDAVIT AND INDEMNITY AGREEMENT

         The undersigned, being first duly sworn, states that:

         1. The undersigned makes this affidavit as the true, lawful, present and sole owner(s) of Class B Common Stock Certificate(s) Nos. ____________ representing collectively _____________ shares (the "Certificates") of Symbollon Corporation (the "Company").

         2. The undersigned believes that the Certificates have been lost, stolen or destroyed because the undersigned have diligently searched all of his/her financial records and papers and the Certificates are no-where to be found.

         3. The undersigned further state that the Certificates were not endorsed, have not been pledged, sold, delivered, transferred or assigned. The undersigned agrees that in the event of the recovery of the Certificates at any time after the issuance of new certificate(s) in place thereof, the undersigned will cause the Certificates to be returned to the Company for cancellation.

         4. The undersigned hereby request the Company to issue or cause to be issued to the undersigned new certificate(s) for an equal number of shares of the Company's Class A Common Stock pursuant to the executed Notice of Election to Convert Form enclosed herewith to replace the Certificates without requiring the surrender of the Certificates for cancellation.

         5. In consideration of the Company complying with said request, the undersigned, his/her legal representatives, successors and assigns, hereby agree to indemnify and hold harmless the Company, its successors and assigns, and their directors, officers, agents or employees (collectively, the "Obligees"), and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses, of every nature and character, which the Obligees or any of them at any time shall or may sustain or incur by reason of any claim or demand which may be made as a result of the issuance of new certificate(s) in place of the Certificates for cancellation or by reason of any payment, transfer, exchange or other act which the Obligees, or any of them, may do or cause to be done with respect to the Certificates whether or not such liabilities, losses, costs, damages, counsel fees and other expenses arise or occur through accident, over-sight, inadvertence or neglect on the part of the Obligees.



                                     -----------------------------------------



                                     -----------------------------------------



STATE OF ___________________________

COUNTY OF _________________________

         On the _______ day of  __________________,  19___ before me  personally
came,   _______________________________________   to  me   known   to   be   the
individual(s) described in and who executed the foregoing instrument, and acknowledged that he/she executed the same.

                                     ----------------------------------------
                                     Notary Public